Exhibit 10.52

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (“Amendment No 1”) is made and entered into as of February 20, 2004, by and among CONSOL Energy Inc., a Delaware corporation (the “Company”), on the one hand, and Friedman, Billings, Ramsey & Co., Inc., a Delaware corporation (“FBR”), for the benefit of the Holders, on the other hand.

WHEREAS, the Company and FBR are parties to that certain Registration Rights Agreement, dated as of September 23, 2003 (the “Registration Rights Agreement), pursuant to which the Company has agreed, among other things, to provide the registration rights provided for therein for the holders of Registrable Shares.

WHEREAS, the Company and FBR desire to amend the Registration Rights Agreement to require the filing by the Company of a shelf Registration Statement providing for the resale by the Holders of 16,622,932 Option Shares following the sale thereof by RWE Power AG, a stock corporation organized under the laws of the Federal Republic of Germany (formerly known as RWE Rheinbraun AG) (“RWE”), contemplated by that certain Placement Agreement, dated as of February 13, 2004 (the “Placement Agreement”), by and among the Company, RWE and FBR.

NOW THEREFORE, in consideration of FBR’s entering into the Placement Agreement and of the agreements contained herein, the Company and FBR agree as follows:

1.	The definition of Mandatory Registration Statement found in Section 1 of the Registration Rights Agreement shall be amended to read as follows:

“Mandatory Registration Statement: The Mandatory Shelf Registration Statement, as defined in Section 2(a) hereof, the Additional Mandatory Shelf Registration Statement required by Section 2(d) hereof, or any Subsequent Shelf Registration Statement.”

2.	Section 2(d) of the Registration Rights Agreement shall be renumbered to become Section 2(e).

3.	The following shall be inserted in lieu of former Section 2(d):

“(d)    Subsequent Mandatory Shelf Registration Statement for Option Shares Sold after Effectiveness of the Mandatory Shelf Registration Statement. If any Option Shares are sold by RWE after the effectiveness of the Mandatory Shelf Registration Statement then the Company shall as soon as practicable after the date of the closing of the sale of such Option Shares by RWE, but in no event later than 30 days after such closing date, file a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Additional Mandatory Shelf Registration Statement”) providing for the resale pursuant to Rule 415 from time to time by the Holders of such Option Shares in the same manner, and subject to the same provisions in this Agreement, as the Mandatory Shelf Registration Statement.”

4.	Defined terms used herein but not otherwise defined herein shall have the respective meanings assigned thereto in the Registration Rights Agreement.

5.	Except as specifically amended by this Amendment No.1, the Registration Rights Agreement remains in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

CONSOL ENERGY INC.

By:	/s/ William J. Lyons

Name: Title:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC. (for the benefit of the Holders)

By:	/s/ Emanuel Friedman

Name: Title:

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